Exhibit 5.1

SIDLEY AUSTIN LLP 2021 MCKINNEY AVENUE SUITE 2000 DALLAS, TX 75201 +1 214 981 3300 +1 214 981 3400 FAX AMERICA • ASIA PACIFIC • EUROPE

August 5, 2024

Vistra Corp.

6555 Sierra Dr.,

Irving, TX 75039

Re:	5,500,000 additional shares of Common Stock, $0.01 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Vistra Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 5,500,000 additional shares of Common Stock, $0.01 par value per share (the “Registered Shares”), of the Company which may be issued under the Vistra Corp. 2016 Omnibus Incentive Plan, as amended (the “Amended Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the certificate of incorporation of the Company, as amended to the date hereof, the bylaws of the Company, as amended to the date hereof, the Amended Plan, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Amended Plan and the resolutions adopted by the stockholders of the Company relating to the Amended Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on, and subject to, the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that each Registered Share that is newly issued pursuant to the Amended Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Amended Plan shall have been duly approved by the stockholders of the Company; (iii) such Registered Share shall have been duly issued and delivered in accordance with the Amended Plan; and (iv) certificates representing such Registered Share shall have been

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Amended Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP